EXHIBIT 10.29

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


                  This First Amendment to the Employment Agreement ("Agreement") made and entered into as of April 22, 2002, between Carver Federal Savings Bank ("Bank") and Catherine A. Papayiannis, an individual residing at 204 Battery Avenue, Brooklyn, New York 11209 ("Executive") is made and entered into as of May 27, 2004.

                                   WITNESSETH

                  WHEREAS, the Bank and Executive have entered into the Agreement for purposes of setting forth the terms and conditions of Executive's employment; and

                  WHEREAS, the Bank and Carver Bancorp, Inc. ("Company") feel that it is in the best interests of the Bank, the Company and their shareholders to establish a working environment for Executive which minimizes the personal distractions that might result from possible business combinations in which the Company or the Bank might be involved.

                  NOW, THEREFORE, the Bank and Executive hereby agree to amend the Agreement, effective as of the date hereof, as follows:

                  1. Subsections (c), (d) and (e) of Section 11 of the Agreement shall be amended in their entirety to read as follows:

                           (c) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide coverage for Executive and her family for a period of one year (two years if the termination of employment occurs following a Change in Control); and

                           (d) within thirty (30) days following her termination of employment with the Bank, a lump sum payment in an amount equal to one year's (two years if the termination of employment occurs following a Change in Control) base salary as in effect at that time;

                           (e) an amount equal to the Incentive Compensation Award during any full fiscal year remaining in the term of the Agreement; PROVIDED, HOWEVER, that if the termination occurs following a Change of Control, an amount equal to two times the highest Incentive Compensation Award during any full fiscal year during the term of the Agreement; in either event, such payment to be made within thirty (30) days following Executive's termination of employment;


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                  2. Subsection 11(h) of the Agreement shall be amended by
deleting the last sentence thereof and substituting the following:

         The Bank and the Executive agree that the payments provided for in this Agreement are in lieu of any severance payments on a change of control which may be provided to employees of the Bank or Carver Bancorp, Inc. under the Carver Severance Plan or any other severance plan or through any other arrangement or plan of the Bank or Carver Bancorp, Inc. and the Executive hereby waives any and all rights to benefits, payments or amounts under any such plan or arrangement. If the aggregate amount payable to Executive in the nature of compensation that constitute parachute payments within the meaning of Section 280G of the Code is such that an excise tax under Section 4999 of the Code (the "Excise Tax") would be due and if the amount by which such parachute payments would have to be reduced to avoid the imposition of the Excise Tax is less than or equal to the amount of the Excise Tax due in the absence of such reduction, then the aggregate amount payable to Executive will be reduced by the amount necessary to avoid the imposition of the Excise Tax. The determination of whether any of the payments and benefits will trigger the Excise Tax, the amount of the Excise Tax and the reduction necessary to avoid the Excise Tax shall be made as of the Closing Date by the Bank's regular tax advisors. If such determination results in a requirement that Executive's payments be limited, Executive shall have the right, by written notice to the Bank, to specify which payments and benefits shall be reduced.

                  3. GUARANTEE. Carver Bancorp, Inc. hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which the Executive is or may be entitled to and which may not be paid by the Bank under section 27(a) of the Agreement.

                  4. CONTINUED FORCE AND EFFECT. Except as set forth in this First Amendment, all other terms, covenants and conditions of the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the Bank has caused this First Amendment to be executed and the Executive has hereunto set her hand, all as of the day and year first above written.

                                                   /s/ Catherine A. Papayiannis
                                                   CATHERINE A. PAPAYIANNIS



ATTEST:                                            CARVER FEDERAL SAVINGS BANK


By    /s/ Linda J. Dunn                            By /s/ Deborah C. Wright
      -----------------                               ---------------------
         Secretary                                    NAME:  Deborah C. Wright
                                                      TITLE:  President & CEO


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ATTEST:                                            CARVER BANCORP, INC.


By    /s/ Linda J. Dunn                            By /s/ Deborah C. Wright
      -----------------                               ---------------------
         Secretary                                    NAME:  Deborah C. Wright
                                                      TITLE:  President & CEO


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